REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT is entered into as of February 26, 2014, by and between Scientific Industries, Inc., a Delaware corporation (the "Company"), and Fulcrum, Inc., a
New Jersey corporation (the "Stockholder").

      WHEREAS, a condition to the sale by the Stockholder to the Company of certain of the Stockholder?s assets pursuant to the Agreement is that the Company provide certain rights to register under the Securities Act, under certain conditions, the Common Shares received by the Stockholder as part of the sale consideration,

      NOW THEREFORE, IT IS HEREBY AGREED that:

1.	Definitions.
      As used herein, the following terms shall have the following meanings ascribed to them below:

      "Affiliate" means any Person that has a relationship with a designated Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other. For this purpose
"control" means the power, direct or indirect, of one
Person to direct or cause direction of the management and policies of another, or any act with respect to the securities of the Company, whether by contract, through voting securities or otherwise.

      "Agreement" means the Asset Purchase Agreement between the Company, the Stockholder, James Maloy, and Karl Nowosielski, dated as of the date hereof.

      "Common Shares" shall mean the shares of Common Stock issued to the Stockholder pursuant to the Agreement.

      "Common Stock" shall be the Company's authorized common stock, as constituted on the date of the Agreement, any stock into which such common stock may thereafter be changed and any stock of the Company of any other class, which is not preferred as to dividends or assets over any other class of stock of the Company issued to the Stockholders of shares of such common stock upon any re-classification thereof.

      "Company Registration Expenses" shall mean bills or invoices (other than Selling Expenses) incident to the Company?s performance of or compliance with the Agreement including, without limitation, all registration, filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent public accountants including the expenses of any audit and/or "cold comfort" letter, if applicable, and other Persons retained by the Company.

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	"Controlling Person" shall have the meaning set
forth under Section 15 of the Securities Act.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Excluded Form" means a Form S-4 or Form S-8, pursuant to the Securities Act or any similar or successor form then in effect.

      "Indemnified Party" shall mean a party who is entitled to indemnification under Section 8 of the Agreement and shall refer either to (a) the Company, and (b) its directors, officers, agents, counsel, advisors and Controlling Persons, if any.

      "Person" means a corporation, an association, a partnership, a limited liability company, a joint venture, a trust, an organization, a business, an entity, an individual, a government or political subdivision thereof or a governmental body.
      "Register, registered and registration" means a registration effected by preparing and filing a Registration Statement on a form approved by the SEC other than an Excluded Form in compliance with the Securities Act and the declaration of effectiveness ordering the effectiveness of such Registration Statement.

      "Registrable Securities" means the Common Shares and such additional shares of Common Stock by way of stock dividend or stock split, or in connection with a combination, recapitalization, share exchange, consolidation or other reorganization of the Company. As to any Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) they shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred but new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (iv) they shall have ceased to be outstanding.

      "Registration Statement" means one or more registration statements of the Company on any form other than an Excluded Form under the Securities Act registering all of the Registrable Securities, including any amendments or supplements thereto.

      "SEC" means the Securities and Exchange Commission or any other governmental body at the time administering the Securities
Act.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the Registrable Securities registered, all fees and disbursements of counsel for the Stockholder and the expense allowance payable or which is to be paid to any placement agent or

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any of their respective Affiliates or associates pursuant to the placement agent agreement or to any underwriter of the Registrable Securities.

      "Stockholder" or "Stockholders" shall also include those persons who agree to become bound by the provisions of the Agreement in accordance with Section 5 hereof.


2.	Registration.

      2.1.	If the Company shall determine to prepare and
file with the SEC a registration statement relating to an offering to commence no earlier than a date one year from the date hereof for its own account or the account of others under the Securities Act of any of its equity securities
(other than a Registration Statement on an Excluded Form), then the Company shall send to each Stockholder holding Registrable Securities that have not been covered by a registration statement that has been declared or ordered effective (each, an ?Eligible Stockholder?), written notice of such determination and if, within 15 business days after receipt of such notice any such Eligible Stockholder shall so request in writing, the Company shall include in such registration statement the Registrable Securities requested by the Eligible Stockholders to be so included. Such written notice shall state the intended method of disposition of the Registrable Securities by such Eligible Stockholder. If an Eligible Stockholder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Eligible Stockholder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein, to the extent all Registrable Securities held by such Stockholder have not been covered by a registration statement that has been declared or ordered effective by the time of such subsequent registration.

      2.2 	If the registration statement under which the
Company gives notice under this Section 2 is for an underwritten offering, the Company shall so advise the Eligible Stockholders of Registrable Securities. In such event, the right of any such Eligible Stockholder to be included in a registration pursuant to this Section 2 shall be conditioned upon such Eligible Stockholder?s participation in such underwriting and the inclusion of such Eligible Stockholder?s Registrable Securities in the underwriting to the extent provided herein. All Eligible Stockholders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; and second on a pro rata basis, to the Eligible Stockholders and any other shareholders of the Company exercising registration rights based on the total number of Registrable Securities sought to be registered in such registration by the Eligible Stockholders and such other shareholder of the Company.

      2.3	If any Eligible Stockholder disapproves of
the terms of any such underwriting, such Eligible Stockholder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the

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registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. The estate and family members of any Eligible Stockholder and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Eligible Stockholder," and any pro rata reduction with respect to such "Eligible Stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all individuals and trusts included in such ?Eligible Stockholder,? as defined in this sentence.

      2.4	 The Company shall have the right to terminate
or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration whether or not any Eligible Stockholder has elected to include securities in such registration.

3.	Registration Procedures.


        3.1	If and whenever the Company is required by the
provisions hereof to effect or cause the registration of any Registrable Securities under the Securities Act as provided herein, the Company shall, as expeditiously as possible:

      	3.1.1	before filing a Registration Statement or
prospectus or any amendments or supplements thereto, the Company shall furnish to the Stockholders copies of all such documents proposed to be filed.

      	3.1.2	prepare and file with the SEC such amendments
(including post-effective amendments) and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective, true and correct during the Registration Period meaning the period commencing with the effective date and ending on the earlier of (i) the sale of all Registrable Securities covered thereby, (ii) the date upon which the Stockholders may sell the Registrable Securities, without volume limitations, pursuant to Rule 144, or (iii) the expiration of 18 months after the effective date of the Registration Statement or such shorter period as shall be necessary to complete the distribution of the securities covered thereby, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Stockholders in such Registration Statement.

      	3.1.3	furnish to each Stockholder whose Registrable
Securities are included in the Registration Statement and each underwriter of the securities being sold by the Stockholders such number of copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such counsel and underwriter may reasonably request, in substantially the form in which they are proposed to be filed with the SEC, in order to facilitate the public sale or other disposition of the Registrable Securities owned by the participating Stockholders. The Company shall furnish to each Stockholder which requests (i) a copy of any request to accelerate the effectiveness of any Registration Statement or amendment thereto, (ii) on the date of effectiveness of the Registration


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Statement or any amendment thereto, a notice stating that
the Registration Statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder.

       3.1.4	use reasonable commercial efforts to (i) register
and qualify the Registrable Securities covered by the Registration Statement under such other securities or ?blue sky? laws of such jurisdictions in the United States as each Stockholder who holds Registrable Securities being offered reasonably requests,
(ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period,
(iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1.4;

      	3.1.5	subject to Section 3.1.4, use its reasonable
commercial efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the participating Stockholders to consummate the disposition of its Registrable Securities;

      	3.1.6	notify the participating Stockholders at any
time when a prospectus relating to its Registrable Securities is required to be delivered under the Securities Act, of the Company?s becoming aware that the prospectus included in the related Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to the participating Stockholders and each underwriter a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

      	3.1.7	otherwise use its reasonable commercial
efforts to comply with all applicable rules and regulations of the SEC;

      	3.1.8	if the Common Stock is listed on the American
Stock Exchange, another national securities exchange, the Nasdaq Stock Market, or on the NASD Over-the-Counter Bulletin Board, as the case may be, the Company shall use its reasonable commercial efforts to cause all such Registrable Securities covered by such Registration Statement to be listed on the American Stock Exchange, other national securities exchange, on the Nasdaq Stock Market, or on the NASD Over-the-Counter Bulletin Board, as the case may be (if such Registrable Securities are not already so listed), if the listing of such Registrable Securities is then permitted under the rules of such exchange or market;

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      	3.1.9	in the case of an underwritten offering,
enable the Registrable Securities to be in such denominations and registered in such names as the underwriters may request at least two business days prior to the sale of the Registrable Securities;

	3.1.10	cooperate with the Stockholders who hold
Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Stockholders may reasonably request and registered in such names as the Stockholders may request;

      	3.1.11	notify the Stockholders of any stop order
threatened, to the knowledge of the Company, or issued by the SEC and take all actions reasonably necessary to prevent the entry of such stop order or to remove it if entered;

        3.1.12 make available for inspection by one firm of attorneys and one firm of accountants or other agents retained by the holders of a majority of the Common Shares (collectively, the "Inspectors") based on the number of shares of Common Stock owned by the Stockholders, pertinent financial and other records, and pertinent corporate documents and properties of the Company, as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence;

        3.1.13	instruct the Company's transfer agent to
remove the restrictive legend on the stock certificates after effectiveness of the applicable Registration Statement and provide with the cooperation of the Stockholders, any required legal opinions at the Company?s sole expense.

       3.2	In connection with the registration of the
Registrable Securities, each participating Stockholder shall furnish to the Company in writing such information and documents regarding it and the distribution of its securities as may reasonably be required to be disclosed in the Registration Statement in question by the rules and regulations under the Securities Act or under any other applicable securities or blue sky laws of the jurisdictions referred to in Section 3.1.4 above, or as may otherwise be reasonably requested.

4.	Registration Expenses.
      In connection with any registration of Registrable Securities pursuant to Section 2, the Company shall, whether or not any such registration shall become effective, from time to time promptly pay all Company Registration Expenses. Such expenses shall not include any Selling Expenses other than reasonable fees and expenses of one counsel selected by holders of a majority of the Eligible Securities included in the Registration Statement.

5.	Indemnification.

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      5.1	The Company shall, and hereby does, indemnify,
to the extent permitted by law, each Stockholder from and against all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Party may become subject under the Securities Act, the Exchange Act and all rules and regulations under each such Act, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement as contemplated hereby or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC, any amendment thereof or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action of or inaction by the Company in connection with any such registration including the failure to deliver any document required herein to be delivered, to a Stockholder; and in each such case, the Company shall reimburse each such Indemnified Party for any reasonable legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, expense, action or proceeding; provided, however, that the Company shall not be liable to any such Indemnified Party insofar as such losses, claims, damages, liabilities, expenses, actions or proceedings are caused by any untrue statement or alleged untrue statement or material omission made in reliance on or in conformity with any information furnished under Section 5.2 to the Company by or on behalf of any Indemnified Party or as a result of the failure of the Indemnified Party to furnish a prospectus to a purchaser.

      5.2	In connection with any Registration Statement
in which any Stockholder is participating, such participating parties shall furnish to the Company in writing such information as shall be reasonably requested by the Company for use in any such Registration Statement or prospectus and shall indemnify, to the extent permitted by law, the Company, its officers and directors and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities, expenses, actions or proceedings resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact with respect to information expressly requested by the Company and required to be stated in the Registration Statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission with respect to information expressly requested by the Company is made in reliance on or in conformity with any information so furnished in writing or to be furnished under this Section 5.2 by such participating Stockholder expressly for use therein.

      5.3	Any Person entitled to indemnification under
the provisions of this Section 5 shall (i) give prompt notice to the Indemnifying Party of any claim with respect to which t seeks indemnification, and (ii) unless in the reasonable judgment of counsel for such Indemnified Party a conflict of interest between such indemnified and indemnifying parties may exist in respect of

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such claim, permit such Indemnifying Party to assume the
defense of such claim, with counsel reasonably satisfactory to the Indemnified Party; and if such defense is so assumed, such Indemnifying Party shall not enter into any settlement without the consent of the Indemnified Party if such settlement attributes liability to the Indemnified Party and such Indemnifying Party shall not be subject to any liability for any settlement made without its consent.
In the event an Indemnifying Party shall not be entitled, or elects not, to assume the defense of a claim, such Indemnifying Party shall not be obligated to pay the fees and expenses of more than one law firm for all parties indemnified by such Indemnifying Party hereunder in respect of such claim, unless in the reasonable judgment of any such counsel a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties in respect to such claim.
Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party and shall survive the transfer of such securities by such Indemnified Party.

      5.4	If for any reason the foregoing indemnity
is unavailable, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Stockholder shall be required to contribute any amount in excess of the amount such Stockholder would have been required to pay to an Indemnified Party if the indemnity under Section 5.2 was available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      5.5	An Indemnifying Party shall make payments
of all amounts required to be made pursuant to the foregoing provisions of this Section 5 to or for the account of the Indemnified Party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable.

6.	Transfer of Registration Rights.

      If and to the extent that any Stockholder sells or otherwise disposes of Registrable Securities in any transaction that does not require registration under the Securities Act (other than a transaction exempt under Rule
144), the rights of the Stockholder hereunder with respect to such Registrable Securities shall be assignable to any transferee of such Registrable Securities; provided, however, that such transferee agrees in writing to be bound by all the terms and conditions of the Agreement.

7.	Miscellaneous.

	7.1	The registration rights provided to the
Stockholder of Registrable Securities hereunder shall terminate on the date there shall no longer be any outstanding
Registrable Securities; provided, however that the provisions of Section 5 hereof shall survive any termination of the Agreement.

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	7.2	All notices, offers, acceptance and any other
acts under the Agreement shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted overnight delivery, or by facsimile or e-mail delivery followed by a copy sent by Federal Express or similar receipted overnight delivery, as follows:

      If to the Company:

      Scientific Industries, Inc.
      70 Orville Drive.
      Bohemia, New York 11716
      Facsimile No.:  631-567-5896
      Attention:  Ms. Helena R. Santos
                  Chief Executive Officer

      With a copy to:

      Reitler Kailas & Rosenblatt LLC
      885 Third Avenue, 20th Floor
      New York, NY 10022
      Facsimile No.: (212) 371-5500
      Attention:  Leo Silverstein, Esq.

If to a Stockholder, at such address as such Stockholder shall have provided in writing to the Company or such other address as such Stockholder furnishes by notice given in accordance with this Section 7.2.

      7.3	  The rights and obligations herein shall
inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

      7.4	  This Agreement may be executed in two or
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument


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      IN WITNESS WHEREOF, the parties hereto have executed
this Registration Rights Agreement as of the date first set forth above.

COMPANY:


SCIENTIFIC INDUSTRIES, INC.

     /s/ Helena R. Santos
By: ________________________________
Name:  Helena R. Santos
Title:   Chief Executive Officer



STOCKHOLDER:


FULCRUM, INC.

     /s/ James S. Maloy
By: ________________________________
Name:  James Maloy
Title:   President